Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pentair, Inc. on Form S-8 of our report dated February 16, 2001 appearing in the Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 2000.

Deloitte & Touche LLP
/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
December 12, 2001